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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



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Date of Report (Date of earliest event reported):        February 20, 2001 (February 14, 2001)
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                               UDATE.COM, INC.
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                 001-15385                    33-0835561
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


   NEW ENTERPRISE HOUSE, ST HELENS STREET, DERBY, ENGLAND              DE1 3GY
          (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:        (877) 815-2955
                                                     ---------------------------




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             (Former name or address, if changed since last report)





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Item 5.  Other Events.

On February 14, 2001, uDate.com, Inc. (the "Company") announced that it had agreed to acquire Kiss.com, Inc. for a total consideration estimated at $17.7 million (based on the closing price of the Company's common stock in the over the counter market on February 13, 2001). The acquisition of Kiss.com is subject to customary and regulatory contingencies and is expected to close later in the quarter.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)  Exhibits

        Exhibit 99.1 - Press release dated February 14, 2001 of uDate.com, Inc.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            UDATE.COM, INC.
                                            (REGISTRANT)

        DATE: February 20, 2001             BY:    /s/ MARTIN R. CLIFFORD
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                                                   Martin R. Clifford
                                                   Executive Vice President